UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 14, 2005

SMALL WORLD KIDS, INC.

(Exact Name Of Registrant Specified In Charter)

NEVADA	333-68532	86-0678911
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230

(Address Of Principal Executive Offices) (Zip Code)

(310) 645-9680

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 –  Registrant’s Business and Operations

Item 1.01.                                          Entry into a Material Definitive Agreement.

On October 14, 2005, Small World Kids, Inc., a Nevada corporation (the “Company”) and its newly-formed acquisition subsidiary, Fashion Angels Enterprises, Inc., a Wisconsin corporation (“Fashion Angels”), entered into an Agreement for Purchase and Sale of Assets (the “Purchase Agreement”) with M&G Partners, LLP, a Wisconsin limited liability partnership, d/b/a The Bead Shop (“Seller”), and Mark Miller, Goldi Miller and Myra Mouloudji, the partners of Seller.  Seller designs and manufactures “tween” girl products, including arts and crafts, accessories, dolls and back to school products (the “Business”).  Pursuant to the terms of the Purchase Agreement, Fashion Angels will purchase all of the assets utilized in connection with the Business and will assume certain of Seller’s liabilities associated with the Business.

Fashion Angels will pay an aggregate purchase price (in addition to its assumption of liabilities) to Seller of $20,000,000 plus contingent earnout payments which will be based on the Business’s EBITDA in 2005 and 2006 (collectively, the “Earnouts”).  At the closing, Seller will receive $15,000,000 of the purchase price in cash and $5,000,000 in units issued by the Company.  The Company will register the shares of common stock underlying the units for resale.  The Earnouts, if any, will be paid in a combination of cash and shares of the Company’s common stock.

The closing of the transactions contemplated by the Purchase Agreement is contingent upon certain events, including financing and due diligence contingencies.  Assuming the conditions to closing are met, the transaction is expected to be consummated before the end of 2005.

On October 18, 2005, the Company issued a press release describing the foregoing transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02                                             Unregistered Sales of Equity Securities.

As discussed in Item 1.01 above, pursuant to the Purchase Agreement, the Company will issue $5,000,000 in units to Seller upon the consummation of the purchase of the Business.  The terms and structure of the units have not yet been determined, although the Company anticipates that the units will be composed of securities which will either be exercisable for or convertible into shares of the Company’s common stock.  The price of the units has also not yet been determined.  The Earnout payments to Seller, if any, will be paid in both cash and shares of the Company’s common stock  The shares to be issued as part of the Earnout, if any, will be priced based upon the fair market value of the Company’s shares at the time of issue.  The issuance of the units and the shares will be exempt under Section 4(2) of the Securities Act of 1933, as amended, and under Regulation D as promulgated thereunder, as a transaction not involving any public offering.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Press release dated October 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMALL WORLD KIDS, INC.

Date: October 20, 2005	By:	/s/ Debra Fine
Name: Debra Fine
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 18, 2005.